Exhibit 12(d)(1)
                                                                ----------------

                                  AMENDMENT TO
                                   CONDITIONAL
                            STOCK EXCHANGE AMENDMENT




     THIS AMENDMENT TO THE CONDITIONAL STOCK EXCHANGE AMENDMENT ("Amendment") is made and entered into this 29th day of March, 2004, between and among DuraVest, Inc., a Florida corporation ("DuraVest") and Cardio Management Systems Inc., a corporation organized under the Canada Business Corporations Act ("Cardio") and Cardio Management Systems, Inc. a corporation organized under the Canada Business Corporation Act ("Cardio") and Patti Cooke ("Stockholder").

                                    RECITALS

     WHEREAS, the parties to this Amendment ("Parties") did on April 4, 2002 execute and enter into a Conditional Stock Exchange Agreement related to a proposed "Business Combination" in which Cardio would become a wholly-owned subsidiary of DuraVest through a stock exchange involving the transfer of the stock of Cardio owned by each Stockholder of Cardio to DuraVest in exchange for shares of DuraVest to be issued to each Cardio Stockholder; and

     WHEREAS, the Parties extended the term of the Agreement through June 30, 2004 by a letter amendment, a copy of which is attached hereto as Attachment 1; and

     WHEREAS, the Parties now desire to amend the Agreement to provide that the Stockholder will be issued additional shares of DuraVest, if Cardio completes an additional investment in DuraVest prior to the time the Business Combination between the Parties is complete:

     NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, IT HAS BEEN AND IT HEREBY IS AGREED, as follows:

1.   Terminology.

     All of the terms identified or defined in the Agreement are hereby incorporated herein by this reference.

2.   Additional Cardio Investment in Estracure.

     It is acknowledged that Cardio is in the process of evaluating and preparing to fund an additional investment in Estracure by purchasing additional shares of stock in Estracure ("Additional Investment") in an amount of up to $7,500,000 (Canadian Funds). If the Additional Investment is completed before the Business Combination under the Agreement is completed, the shares of DuraVest's common stock to be issued to the Stockholder in the Business Combination shall be increased in accordance with the provisions of Section 3 of this Amendment.

3.   Conditional Increase in DuraVest Stock to be Issued to Stockholder.

     If the Additional Investment in Estracure is made by Cardio prior to the Completion of the Business Combination the number of shares of DuraVest's Stock to be issued to Stockholder under Section 2 of the Agreement shall be increased by one share of DuraVest Stock for each $1.50 (Canadian Funds) of the Additional Investment.

4.   Corrective Change to the Agreement.

     The following corrective change and amendments are hereby are:

     (a) The reference to Section 1 in Subsection 7(a) is hereby changed to refer to Subsection 4(a); and

     (b) The reference to Section 1 in Subsection 8(a) of the Agreement is hereby changed to refer to Section 2 of the Agreement and Section 3 of the Amendment.



     IN WITNESS WHEREOF, the parties have executed this Amendment the day and year first above written.

                                  Stockholder:

                                  /s/ Patti Cooke
                                  ----------------------------------
                                  Patti Cooke

[Seal]

                                  DuraVest, Inc.

                                  By: /s/ Patti Cooke
                                     -------------------------------
                                     Patti Cooke, President

[Seal]

                                  Cardio Management Systems, Inc.

                                  By: /s/ Patti Cooke
                                      ------------------------------
                                      Patti Cooke, President




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